UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

June 30, 2025

Zscaler, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38413	26-1173892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Holger Way

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 533-0288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ZS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On July 3, 2025, Zscaler, Inc. (“Zscaler” or the “Company”) issued an aggregate of $1.725 billion principal amount of its 0.00% Convertible Senior Notes due 2028 (the “Notes”) pursuant to an Indenture, dated July 3, 2025 (the “Indenture”), between Zscaler and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will not bear regular interest and the principal amount of the Notes will not accrete. The Notes may bear special interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture. The Notes will mature on July 15, 2028, unless earlier converted or repurchased.

The net proceeds from this offering are expected to be approximately $1.70 billion, after deducting the Initial Purchasers’ (as defined below) discounts and commissions and estimated offering expenses payable by Zscaler. Zscaler used approximately $197.0 million of the net proceeds from this offering to pay the cost of the capped call transactions described below. Zscaler intends to use the remainder of the proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions. Other than as previously disclosed, Zscaler does not have any commitments or understandings with respect to any strategic transactions.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding April 15, 2028, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on October 31, 2025 (and only during such fiscal quarter), if the last reported sale price of Zscaler’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Zscaler’s common stock and the conversion rate for the Notes on each such trading day; or (3) upon the occurrence of specified corporate events.

On or after April 15, 2028, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, Zscaler will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Zscaler’s common stock or a combination of cash and shares of Zscaler’s common stock, at Zscaler’s election.

The conversion rate for the Notes is initially 2.2752 shares of Zscaler’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $439.52 per share of Zscaler’s common stock). The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date, Zscaler will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

Zscaler may not redeem the Notes prior to the maturity date of July 15, 2028. No sinking fund is provided for the Notes.

If Zscaler undergoes a fundamental change (as defined in the Indenture) at any time prior to the maturity date, holders will have the right, at their option, to require Zscaler to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) Zscaler defaults in any payment of any interest on any Note when due and payable and the default continues for a period of 30 days; (2) Zscaler defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by Zscaler to comply with Zscaler’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days; (4) failure by Zscaler to give a fundamental change notice when due, and such failure continues for five business days, or to give notice of a specified corporate transaction when due, and such failure continues for two business days; (5) failure by Zscaler to comply with its obligations under the Indenture with respect to consolidation, merger and sale of Zscaler’s assets; (6) failure by Zscaler for 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received to comply with any of Zscaler’s other agreements contained in the Notes or Indenture; (7) Zscaler or any of its significant subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $175.0 million (or its foreign currency equivalent) in the aggregate of Zscaler and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (a) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (b) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (a) and (b), such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Zscaler by the Trustee or to Zscaler and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of Zscaler or any of its significant subsidiaries. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus any accrued and unpaid special interest on the Notes to be immediately due and payable.

The Notes are Zscaler’s senior unsecured obligations and rank senior in right of payment to all of Zscaler’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to all of Zscaler’s unsecured indebtedness that is not so subordinated; effectively junior to any of Zscaler’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

Copies of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On June 30, 2025, concurrently with the pricing of the Notes, and on July 1, 2025, concurrently with the Initial Purchasers’ exercise of their option to purchase additional Notes, Zscaler entered into privately negotiated capped call transactions with each of Barclays Bank PLC, through its agent Barclays Capital Inc., Crédit Agricole Corporate and Investment Bank, Citibank, N.A., Goldman Sachs & Co. LLC, Mizuho Markets Americas LLC, represented by Mizuho Securities USA LLC and Société Générale (collectively, the “Option Counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Zscaler’s common stock that initially underlie the Notes. The capped call transactions are generally expected to reduce the potential dilution to Zscaler’s common stock upon any conversion of Notes and/or offset any cash payments Zscaler is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially equal to $784.85 per share (which represents a premium of 150% over the closing price of Zscaler’s common stock on June 30, 2025). The capped call transactions are separate transactions, entered into by Zscaler with the Option Counterparties, and are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the capped call transactions.

A copy of the form of confirmation for the capped call transactions is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the capped call transactions does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement (as defined below) in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the Notes were resold to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. To the extent that any shares of Zscaler’s common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Zscaler’s common stock.

The offer and sale of the Notes and Zscaler’s common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 8.01.	Other Events.

Purchase Agreement

On June 30, 2025, Zscaler entered into a purchase agreement with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named therein (the “Initial Purchasers”) (the “Purchase Agreement”), relating to the sale by Zscaler of the Notes to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Zscaler also granted the Initial Purchasers an option to purchase, within a 13-day period from, and including, the initial issuance date of the Notes, up to an aggregate of $225.0 million additional principal amount of Notes on the same terms and conditions. The Initial Purchasers exercised in full this option to purchase additional Notes on July 1, 2025. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

Press Releases

On June 30, 2025, Zscaler issued a press release announcing the proposed Note offering. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On July 1, 2025, Zscaler issued a press release announcing the pricing of the Note offering. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including the press releases referenced herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements concerning the capped call transactions and repurchase or early conversion of the notes and the anticipated use of proceeds from the offering and the timing of such events are forward-looking statements that involve a number of uncertainties and risks. Zscaler’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Zscaler’s filings with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed on May 29, 2025. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, and the press releases referenced herein, which are based on circumstances as of and information available to us on the date hereof. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of July 3, 2025, by and between Zscaler, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.2	Form of Note, representing Zscaler, Inc.’s 0.00% Convertible Senior Notes due 2028 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Form of Confirmation for Capped Call Transactions.

99.1	Press Release issued by Zscaler, Inc. on June 30, 2025.

99.2	Press Release issued by Zscaler, Inc. on July 1, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2025

Zscaler, Inc.

By:	/s/ Kevin Rubin
Name:	Kevin Rubin
Title:	Chief Financial Officer